Exhibit 15.5

Consent of Independent Accountants

Super Group (SGHC) Limited

St. Peter Port, Guernsey

We hereby consent to the incorporation by reference in this Shell Company Report on Form 20-F of Super Group (SGHC) Limited of our report dated September 9, 2021, relating to the consolidated financial statements of Lanester Investments Limited, which appears in Super Group (SGHC) Limited’s Registration Statement on Form F-4 (No. 333-259395), which is incorporated by reference in this Shell Company Report on Form 20-F.

/s/ BDO LLP

BDO LLP

London, United Kingdom

February 2, 2022